Exhibit F

Bogotá D.C., Republic of Colombia, February 4, 2025

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 8 No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time up to $14,000,000 of its debt securities (the “Debt Securities”) and warrants to purchase Debt Securities (“Warrants”), I have reviewed the following:

(i) the Registration Statement;

(ii) the Indenture, dated as of January 28, 2015 (as supplemented from time to time, the “Indenture”), between the Republic and The Bank of New York Mellon, filed as Exhibit B to the Republic’s Registration Statement No. 333-220694;

(iii) the First Supplemental Indenture, dated September 8, 2015, between the Republic and The Bank of New York Mellon, filed as Exhibit E to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014;

(iv) the forms of Debt Securities included as exhibits to the Indenture; and

(v) the relevant provisions of the Constitution of the Republic and the relevant provisions of the following laws and decrees of the Republic under which the issuance of the Debt Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172, and incorporated herein by reference);

(b) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172, and incorporated herein by reference);

(c) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172, and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215, and incorporated herein by reference);

(e) Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008, and incorporated herein by reference);

(f) Law 1624 of April 29, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2012, and incorporated herein by reference);

(g) Decree 1068 of May 26, 2015 (a summary of the material portion of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014, and incorporated herein by reference);

(h) Law 1771 of December 30, 2015 (a translation of which has been filed as Exhibit A to Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014, and incorporated herein by reference);

(i) Law 2073 of December 31, 2020 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2019, and incorporated herein by reference); and

(j) Law 2382 of July 16, 2024 (a translation of which has been filed as Exhibit D to Exhibit 4 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2023, and incorporated herein by reference).

It is my opinion that under and with respect to the present laws of the Republic, the Debt Securities, when executed and delivered by the Republic and authenticated pursuant to the Indenture and delivered to and paid for by the purchasers as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Republic; provided, that a resolution of the Ministry of Finance and Public Credit approving the terms of each such issue of Debt Securities will be required once the terms of such issue are established; and provided, further, that relevant authorizations, for each specific issue of Debt Securities to be made by the Republic, have been obtained.

This opinion is limited to the laws of the Republic, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of the United States and the State of New York, we have, without having made any independent investigation with respect thereto, assumed the correctness of, and relied upon, the opinion of Arnold & Porter Kaye Scholer LLP, a copy of which is being filed as Exhibit G to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

I hereby consent to the filing of this opinion with the Registration Statement filed on the date hereof and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus constituting a part of the Registration Statement filed on the date hereof. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lady Nathalie Gómez Acosta
Lady Nathalie Gómez Acosta
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia